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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Youbet.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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	(2)	Aggregate number of securities to which transaction applies:
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/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100

August   , 2001

Dear Fellow Stockholder:

    You are cordially invited to attend Youbet.com's Annual Meeting of Stockholders to be held on September   , 2001, beginning at 10:00 A.M. Pacific Daylight Time, at Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367.

    You are being asked to elect four directors to the Board of Directors, approve the issuance of a warrant pursuant to a warrant issuance agreement with ODS Technologies, L.P. (known as "TVG"), approve amendments to our Certificate of Incorporation to increase the number of shares of authorized common stock, to authorize the Board of Directors to implement at its discretion a reverse split of our outstanding common stock at an exchange ratio of between one-for-two and one-for-five and to permit Youbet.com to redeem stock from holders that might adversely affect our ability to receive or maintain licenses to operate account wagering facilities, and to ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2001. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" the nominees proposed, the issuance of the warrant, the amendments to the Certificate of Incorporation and the ratification of the selection of BDO Seidman, LLP.

    The Board of Directors appreciates and encourages stockholder participation in Youbet.com's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, Youbet.com requests that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. Record holders may also vote telephonically or on-line by following the instructions printed on the enclosed proxy card.

    Thank you for your cooperation.

                      Very truly yours,
                      Robert M. Fell
                       Chairman of the Board and
                      Chief Executive Officer

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100

August   , 2001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of Youbet.com, Inc. will be held at Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367, on September   , 2001, beginning at 10:00 A.M. Pacific Daylight Time, for the following purposes:

1.
To elect four directors of the company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.
To consider and vote upon a proposal recommended by the Board of Directors to authorize the issuance of a warrant pursuant to a warrant issuance agreement with ODS Technologies, L.P. ("TVG");

3.
To consider and vote upon a proposal recommended by the Board of Directors to amend our Certificate of Incorporation to increase our authorized common stock to 100,000,000 shares;

4.
To consider and vote upon a proposal recommended by the Board of Directors to approve and authorize the Board of Directors to file an amendment to our Certificate of Incorporation that would effect a reverse stock split of our outstanding common stock at an exchange ratio of between one-for-two and one-for-five, to be determined at the discretion of the Board of Directors, as it determines is necessary or advisable to maintain the listing of our common stock on the Nasdaq National Market.

5.
To consider and vote upon a proposal recommended by the Board of Directors to amend our Certificate of Incorporation to permit us to redeem shares of our capital stock from holders whose stockholdings might adversely affect our ability to receive or maintain account wagering licenses;

6.
To ratify the selection of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2001; and

7.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Stockholders of record at the close of business on August 2, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of these stockholders will be available at least ten days prior to the annual meeting at Youbet.com's executive offices at 5901 De Soto Avenue, Woodland Hills, California 91367.

    Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States. Record holders may also vote telephonically or on-line by following the instructions printed on the enclosed proxy card.

                      By Order of the Board of Directors
                      Phillip C. Hermann
                       Executive Vice President and
                      Chief Financial Officer

PRELIMINARY COPY

Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California 91367
Telephone: (818) 668-2100

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER   , 2001

Dated August   , 2001

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

    The Annual Meeting of Stockholders of Youbet.com, Inc. will be held on September   , 2001, beginning at 10:00 A.M. Pacific Daylight Time, at Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367. At this meeting, stockholders will be asked to:

  1.
  Elect four directors;

  2.
  Approve a proposal to authorize the issuance of a warrant pursuant to a warrant issuance agreement with TVG;

  3.
  Approve a proposal to amend our Certificate of Incorporation to increase our authorized common stock to 100,000,000 shares;

  4.
  Approve a proposal authorizing the Board of Directors to file an amendment to our Certificate of Incorporation that would effect a reverse stock split of our outstanding common stock at an exchange ratio of between one-for-two and one-for-five, to be determined at the discretion of the Board of Directors, in the event that the Board determines that such a reverse stock split is necessary or advisable to maintain the listing of our common stock on the Nasdaq National Market.

  5.
  Approve a proposal to amend our Certificate of Incorporation to permit the redemption of shares of our outstanding capital stock from holders whose stockholdings might adversely affect our ability to receive or maintain account wagering licenses;

  6.
  Ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2001; and

  7.
  Transact such other business as may properly come before the meeting.

    This Proxy Statement, together with the accompanying notice and enclosed proxy card, are first being sent to the stockholders on or about August   , 2001.

Who is entitled to attend and vote at the meeting?

    Stockholders of record at the close of business on August 2, 2001 are entitled to attend and vote at the meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of our common stock that you own and are entitled to vote.

What constitutes a quorum at the meeting?

    The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on August 2, 2001, the record date, will constitute a quorum for purposes of this meeting. As of the record date,            shares of Youbet.com common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes will be counted.

How do I vote by proxy?

    Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

    If you properly fill in your proxy card and we receive it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

  1.
  FOR the election of all four nominees for director.

  2.
  FOR approval of the issuance of a warrant to TVG.

  3.
  FOR approval of an amendment to our Certificate of Incorporation increasing our authorized common stock to 100,000,000 shares.

  4.
  FOR approval of the proposal authorizing the Board to file an amendment to our Certificate of Incorporation that would effect a reverse stock split at the Board's discretion at an exchange ratio of between one-for-two and one-for-five, in the event that the Board determines that such a reverse stock split is necessary or advisable to maintain the listing of our common stock on the Nasdaq National Market.

  5.
  FOR approval of an amendment to our Certificate of Incorporation to permit the redemption of our shares from holders whose stockholdings might adversely affect our ability to receive or maintain account wagering licenses.

  6.
  FOR the ratification of the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ended December 31, 2001.

    If any other matter is presented, your proxy will vote your shares in accordance with your proxy's best judgment. At present, the Board knows of no other business which is intended to be acted on at the meeting.

Can I vote by telephone or on-line?

    If you are a record stockholder (that is, if you hold your stock in your own name), you may vote by telephone or on-line through the Internet by following the instructions printed on your proxy card.

How do I vote if my shares are held by my broker?

    If your shares are held by your broker in "street name," you should instruct your broker concerning how to vote your shares in the manner provided by your broker. A "broker-non-vote" occurs when a broker holding shares as nominee for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Can I change my vote after I return my proxy card?

    Yes. You may change your vote at any time before the proxy is exercised. To change your vote, you may:

  1.
  file with the Assistant Secretary of Youbet.com a written notice "revoking" your earlier vote;

  2.
  submit to our transfer agent a properly completed and signed proxy card with a later date; or

  3.
  vote in person at the meeting (although merely attending the meeting will not revoke your proxy).

How do I vote in person?

    If you plan to attend the meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must contact such entity with respect to the procedure for you to vote in person.

Why are we issuing a warrant to TVG?

    We are asking our stockholders to approve the issuance of a warrant to TVG as part of a transaction in which we acquired important rights from TVG to use content from and place account wagers with a large group of the premiere racetracks in the United States, such as Churchill Downs, Hollywood Park, Del Mar, Belmont Park, Aqueduct and Saratoga, with whom TVG has exclusive relationships. (Our reasons for entering into that transaction with TVG are described in more detail under the heading "Reasons for the TVG Transaction" below.) In consideration of those rights, we are required to pay to TVG a certain percentage of the amounts wagered on horse races by our subscribers. The amount we are required to pay to TVG depends on whether or not the stockholders approve the issuance of the warrant. As described in "Reasons for Approving the Issuance of the Additional TVG Warrant" below, the amount of revenues we generate from account wagering will increase substantially if the stockholders approve the issuance of the warrant to TVG.

Why are we amending our Certificate of Incorporation to increase the number of shares authorized?

    In the event the issuance of the warrant to TVG is approved by our stockholders, Youbet.com may not have a sufficient number of shares authorized to satisfy exercises of currently outstanding options and warrants and the TVG warrant and to issue new shares in connection with future transactions. Accordingly, the Board recommends that stockholders who vote to approve the issuance of the warrant to TVG also vote to approve an increase in the number of authorized shares of our common stock.

Why are we authorizing a reverse stock split?

    The amendment authorizing our Board of Directors to effect a reverse stock split of our outstanding common stock at its discretion is intended to provide Youbet.com with a flexible tool to increase or maintain the trading price of our common stock in order to comply with the Nasdaq Stock Market's requirements for continued listing of our common stock on the Nasdaq National Market.

Why are we amending our Certificate of Incorporation to provide for redemption of shares from certain holders?

    The amendment permitting redemption of shares from specified holders is intended to help us in complying with the provisions of applicable law and regulations with respect to the operation of licensed account wagering facilities. Our current license to operate an account wagering facility in Oregon and our ability to receive and maintain similar licenses in other jurisdictions could be jeopardized if a holder of our capital stock was deemed unsuitable by applicable horse racing authorities. While we are not aware of any current stockholder who might be deemed unsuitable, we believe the amendment is an important precautionary measure to help us receive and maintain wagering-relating licenses and permits.

What vote is required to approve each proposal?

  1.
  For the election of directors. The four nominees for director who receive the most votes from those shares present or represented at the meeting will be elected. If you do not vote for a particular nominee, your broker does not vote your shares held in street name, or if you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

  2.
  For approval of the issuance of the warrant to TVG. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the approval of the issuance of the warrants to TVG. Unless otherwise instructed on your signed proxy, your shares will be voted FOR approval of the issuance of the warrant. Broker-non-votes will be deemed shares not entitled to vote and will not count either "for" or "against" the proposal. Abstentions will have the same effect as votes against the proposal. Both abstentions and broker non-votes will count toward the presence of a quorum.

  3.
  For approval of the amendment to the Certificate of Incorporation increasing our authorized common stock. An affirmative vote of the majority of the outstanding shares of our common stock is required for approval of this proposal. Unless otherwise instructed on your signed proxy, your shares will be voted FOR approval of this proposal. An abstention or a broker-non-vote will have the same effect as a vote against the proposal, although it will be counted for purposes of determining whether there is a quorum.

  4.
  For approval of the proposal authorizing the Board of Directors to file an amendment to the Certificate of Incorporation that would effect a reverse stock split. An affirmative vote of the majority of the outstanding shares of our common stock is required for approval of this proposal. Unless otherwise instructed on your signed proxy, your shares will be voted FOR approval of this proposal. An abstention or a broker-non-vote will have the same effect as a vote against the proposal, although it will be counted for purposes of determining whether there is a quorum.

  5.
  For the approval of the amendment to the Certificate of Incorporation permitting redemption of shares of our capital stock from certain holders. An affirmative vote of the majority of the outstanding shares of our common stock is required for approval of this proposal. Unless otherwise instructed on your signed proxy, your shares will be voted FOR approval of this proposal. An abstention or a broker-non-vote will have the same effect as a vote against the proposal, although it will be counted for purposes of determining whether there is a quorum.

  6.
  For the ratification of BDO Seidman, LLP, as our independent auditors for the fiscal year ended December 31, 2001. An affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote is required for the ratification of the selection of BDO Seidman, LLP as our independent auditors. Unless otherwise instructed on your signed proxy, your shares will be voted FOR ratification of the selection of BDO Seidman, LLP as our independent auditors. Abstentions will have the same effect as a vote against ratifying the selection of auditors. If not ratified, the selection of BDO Seidman, LLP will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com.

  7.
  Other matters. Generally, the affirmative vote of a majority of the outstanding shares present or represented at the meeting and which are entitled to vote on the matter is required for all other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

How are we soliciting proxies?

    Proxies will be solicited on our behalf principally by mail, but additional solicitations may be made by telephone or other media by our officers or employees. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by us. In addition, we have retained D.F. King & Co., Inc. to assist in the solicitation for a fee of approximately $5,500.00 plus expenses and additional fees for time it spends communicating with stockholders.

PROPOSALS TO BE VOTED UPON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    You are being asked to vote to elect four directors at this meeting. The Board has nominated Robert M. Fell, Caesar P. Kimmel, Chris J. McCarron and William H. Roedy. Proxies may not be voted for a greater number of persons than the number of nominees named.

    We know of no reason why any of the nominees would be unable to serve as a director. If such a situation arises, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the meeting may be filled by the Board.

    Provided below is a brief description of the business experience of each nominee for at least the past five years and directorships held in other companies, including all companies which are subject to the reporting requirements under the federal securities laws.

The Nominees

    ROBERT M. FELL, age 58, has served as Chairman of the Board and Chief Executive Officer of Youbet.com since June 1998. From 1995 to 1998 prior to joining Youbet.com, Mr. Fell was Chairman of the Board and Chief Executive Officer of Archon Communications, Inc. ("ACI"). ACI acquired control of Premiere Radio Networks, Inc., which it later sold to Jacor Communications, Inc. Mr. Fell was also the founder of Silicon Gaming, Inc. and served as its initial President in 1993. Mr. Fell resigned from the board of Silicon Gaming in early 1998. From 1978 to 1995, as a consultant in the entertainment and communications industry, Mr. Fell, through Fell & Company, Inc., played a major role in restructuring and augmenting the management of Columbia Pictures Industries, Twentieth Century Fox and other major media companies.

    CAESAR P. KIMMEL, age 74, has served as a director since June 1998. Mr. Kimmel has been a private investor for more than the past five years. Mr. Kimmel is one of the original founders of Warner Communications, Inc., a predecessor to Time Warner Inc. and served as its Executive Vice President for twenty-five years. Mr. Kimmel is also currently a director of the National Museum of Racing.

    CHRIS J. McCARRON, age 46, joined the Board of Directors effective April 3, 2001. Mr. McCarron has been our corporate spokesperson and product adviser since 1996. Mr. McCarron has been racing thoroughbred horses for the past 26 years and is the winningest jockey in terms of money won, aggregating over $225 million. Mr. McCarron was inducted into the Thoroughbred Racing Hall of Fame in 1989 and has won over 7,000 races including multiple Triple Crown and Breeder's Cup races. Mr. McCarron is a co-founder of the Don MacBeth Fund that benefits disabled jockeys. Mr. McCarron is currently serving as the President of the Jockey's Guild of America.

    WILLIAM H. ROEDY, age 53, has served as a director since June 1998. Mr. Roedy has been employed by MTV Networks since 1989 and is President of MTV Networks International. Prior to joining MTV, Mr. Roedy was at Home Box Office from 1979 to 1989, as manager for national accounts and affiliate operations and vice president.

    The Board recommends that you vote "FOR" the election of all four nominees for director.

STOCK OWNERSHIP

Who are the largest owners of Youbet.com's stock?

    As of August 2, 2001 there were      shares of our common stock outstanding. The table below sets forth information as of August 2, 2001 with respect to the individuals and entities who are known to us to own more than 5% of our common stock and in reliance on Schedules 13D and 13G filed by such individuals and entities.

Name and Address of Beneficial Owner (1)	Amount of Shares Beneficially Owned	Percent of Shares Outstanding
Robert M. Fell	1,554,600(2)	7.8
Youbet.com, Inc. 5901 De Soto Avenue Woodland Hills, California 91367
David M. Marshall	1,907,265(3)	9.7
9229 Sunset Blvd. Suite 505 Los Angeles, CA 90069
Sid Marshall	865,490(4)	4.3
1170-M Pacific Coast Highway Malibu, CA 90265
Marshall Gift Trust	482,250(5)	2.5
1700 Bank of America Plaza 300 South Fourth Street Las Vegas, NV 80101
Russell M. Fine	1,598,329(6)	8.2
1953 Fairburn Avenue Los Angeles, CA 90025

1.
Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their Youbet.com common stock.

2.
Includes 150,100 shares of common stock represented by fully vested stock options and 1,200,000 shares of common stock represented by a warrant which is exercisable within 60 days of August 2, 2001. Includes 204,450 shares of common stock owned by Robert M. Fell Living Trust.

3.
Includes 100 shares of common stock represented by a fully vested stock option and 55,878 shares of common stock represented by currently exercisable common stock purchase warrants as follows: Series C—27,939; and Series D—27,939. Excludes shares of common stock and common stock purchase warrants owned by Sid Marshall and the Marshall Gift Trust. David M. Marshall is the son of Sid Marshall.

4.
Includes 448,668 shares of common stock represented by currently exercisable common stock purchase warrants as follows: Series C—356,668; and Series D—92,000. Does not include shares of common stock, stock options and common stock purchase warrants owned by David Marshall and the Marshall Gift Trust, of which Sid Marshall is the trustee. Sid Marshall is the father of David M. Marshall.

5.
Includes 91,333 shares of common stock subject to currently exercisable common stock purchase warrants as follows: Series C—30,000; and Series D—61,333. Does not include shares of common stock, stock options and common stock purchase warrants owned by Sid Marshall or David Marshall.

6.
Includes 100 shares of common stock represented by a fully vested stock option and 40,342 shares of common stock subject to currently exercisable common stock purchase warrants as follows: Series C—20,171; and Series D—20,171.

How much stock do Youbet.com's directors, nominees and executive officers own?

    The following table sets forth, as of August 2, 2001 the amount of our common stock of beneficially owned by:

    1.  Our directors and nominees;

    2.  Our executive officers named in the Summary Compensation Table below; and

    3.  All our directors and executive officers as a group.

Stock Ownership of Officers, Directors and Nominees
As of August 2, 2001

Name of Beneficial Owner (1) (2)	Amount and Nature Of Beneficial Ownership		Percent of Class
Robert M. Fell	1,554,600	(3)	7.8
Ron W. Luniewski	248,250	(4)	1.3
Phillip C. Hermann	152,000	(5)	*
Steve A. Molnar	129,184	(6)	*
Caesar P. Kimmel	97,667	(7)	*
Chris J. McCarron	69,267	(8)	*
William H. Roedy	181,667	(9)	*
All directors and executive officers as a group (7 persons)	2,432,635	(10)	11.3

*
Less than one percent

1.
The address of the above beneficial owners is Youbet.com, Inc., 5901 De Soto Avenue, Woodland Hills, California 91367 unless otherwise noted.

2.
Beneficial ownership is determined according to the rules of the Securities and Exchange Commission and generally includes all voting or investment power with respect to securities. Except as noted, and subject to community property laws, the persons named in the table above have sole voting power of their common stock.

3.
Includes 150,100 shares of common stock represented by fully vested stock options and 1,200,000 shares of common stock represented by a warrant which is exercisable within 60 days of August 2, 2001. Includes 204,450 shares of common stock owned by Robert M. Fell Living Trust.

4.
Consists solely of 248,250 shares of common stock represented by stock options exercisable within 60 days of August 2, 2001.

5.
Consists solely of 152,000 shares of common stock represented by stock options exercisable within 60 days of August 2, 2001.

6.
Includes 128,434 shares of common stock represented by stock options exercisable within 60 days of August 2, 2001.

7.
Includes 81,667 shares of common stock represented by a stock option exercisable within 60 days of August 2, 2001.

8.
Includes 59, 267 shares of common stock represented by a stock option exercisable within 60 days of August 2, 2001.

9.
Includes 81,667 shares of common stock represented by a stock option exercisable within 60 days of August 2, 2001.

10.
Includes 901,385 shares of common stock represented by fully vested stock options and stock options exercisable within 60 days of August 2, 2001, and 1,200,000 shares of common stock represented by a warrant which is exercisable within 60 days of August 2, 2001.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Who sits on our Board?

    The Board consists of the following four members: Robert M. Fell, Caesar P. Kimmel, Chris J. McCarron and William H. Roedy. The Board is comprised of only one class. All of the directors serve from the time they are appointed until the next meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers.

What committees has the Board established?

    The Board has standing Compensation and Audit Committees.

    Messrs. Kimmel and McCarron are the members of the Compensation Committee. The Compensation Committee administers, reviews and approves, subject to review by the Board, our stock option plans and makes recommendations to the Board of Directors regarding compensation, including payment of salaries, bonuses and incentive compensation and other benefit programs, including those relating to our senior management. During fiscal year 2000, the Compensation Committee was comprised of Mr. Kimmel and Alan W. Landsburg. Mr. Landsburg resigned from the Board of Directors effective November 27, 2000. Mr. McCarron thereafter replaced Mr. Landsburg on the Compensation Committee. In fiscal year 2000, the Compensation Committee had four formal meetings and acted once by written consent and also met informally on several occasions.

    Messrs. Kimmel, McCarron and Roedy are the members of the Audit Committee. The Audit Committee interacts with our Chief Financial Officer concerning our independent auditors and the establishment and oversight of such systems of internal accounting and auditing controls as it deems appropriate. In fiscal year 2000, the Audit Committee had four formal meetings and did not act by written consent.

    The Board does not have a Nominating Committee. The functions of the Nominating Committee are performed by the full Board.

How often did the Board meet in 2000?

    The Board of Directors met in person or telephonically six times and acted once by written consent in fiscal year 2000. Each director attended more than 75% of the Board meetings.

How are our directors compensated?

    Employee Directors.  Directors who are also employees receive no additional compensation for serving on the Board or its committees.

    Non-Employee Directors.  Non-employee directors receive no annual retainer or meeting fees, but are reimbursed for travel costs and other out-of-pocket expenses incurred in attending board of directors and committee meetings. As additional compensation for the non-employee members of the Board, in March 2000, we granted to Caesar Kimmel and William Roedy options to acquire 25,000 shares of common stock each, pursuant to our 1998 Stock Option Plan, at an exercise price of $4.78. The shares vest monthly over one year and are exercisable for a period of ten years from the date of grant. The exercise price of these options was amended in May 2001. (See "Certain Relationships and Transactions" below.)

Certain Relationships and Transactions

    In June 1998, Youbet.com entered into a Securities Purchase Agreement with the Robert M. Fell Living Trust (the "Fell Trust"). Pursuant to the Securities Purchase Agreement, the Fell Trust acquired 20,000 shares of Series A Convertible Preferred Stock and a warrant to purchase 1,200,000 shares of Youbet.com's common stock (the "Fell Warrant"). The purchase price for the Series A Convertible Preferred Stock acquired by the Fell Trust was $25.00 per share, of which $10,000 was paid in cash and $490,000 was paid in the form of a promissory note (the "$490,000 Note"). The purchase price for the Fell Warrant was $75,000, of which $5,000 was paid in cash and $70,000 was paid in the form of a promissory note (the "$70,000 Note"). The Fell Warrant expires on June 29, 2008, and originally entitled the Fell Trust to purchase 1,200,000 shares of common stock at $2.50 per share. The exercise price of the Fell Warrant was amended in May 2001. (See "Employment and Service Agreements" below.) The Fell Warrant is exercisable one-sixth commencing on June 29, 1998, and one-sixth thereafter on each six-month anniversary date. The Fell Warrant also provides that, with certain exceptions, the common stock received upon the exercise of the Fell Warrant may not be sold until one year following the date the shares were first able to be purchased. The $490,000 Note bears interest at the rate of 8% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $490,000 Note is due June 29, 2002, provided that the Fell Trust is required to prepay the note, without penalty, as soon as possible consistent with its other cash requirements. The $70,000 Note bears interest at the rate of 6% per annum, which may, at the option of the Fell Trust, be paid currently or added to the principal amount of the note. The $70,000 Note is due on June 29, 2008. The Fell Trust has pledged the Fell Warrant and the Series A Convertible Preferred Stock acquired pursuant to the Securities Purchase Agreement to secure its obligations under the $490,000 Note and the $70,000 Note, which were noncourse. In December 1998 the Fell Trust converted the Series A Preferred Stock into 204,450 shares of common stock. On July 8, 1999, the Board approved the recommendation of the Compensation Committee to grant Fell & Company, Inc. a performance-based bonus as a result of the services of Robert M. Fell which has been credited against the notes, consisting of $280,000 (plus accrued interest) credited in recognition of the completion of the placement of Youbet.com's 11% Senior Convertible Discounts Notes, $140,000 (plus accrued interest) credited in recognition of the completion of Youbet.com's secondary offering, $70,000 (plus accrued interest) to be credited at such time as Youbet.com achieves 15,000 subscribers and $70,000 (plus accrued interest) to be credited at such time as Youbet.com achieves 25,000 subscribers. As result of the bonuses described above, the $70,000 Note has been satisfied and the outstanding principal balance on the $490,000 Note has been reduced to $140,000. The Fell Trust has agreed that such remaining balance will be with full recourse to the Fell Trust, and Youbet.com has released to the Fell Trust all of the collateral pledged in connection with the notes.

    In January 1999 David Marshall, Inc. and Youbet.com entered into a services agreement pursuant to which David M. Marshall served as Vice-Chairman of the Board of Youbet.com until December 31, 1999. For making Mr. Marshall's services available, David Marshall, Inc. received a base fee of $150,000 per year plus the amount of payroll taxes Youbet.com would have paid if Mr. Marshall were an employee of Youbet.com and other miscellaneous benefits. David Marshall, Inc. was also entitled to receive an annual bonus determined by the Board in its discretion. David Marshall, Inc. terminated the agreement pursuant to a provision which permitted David Marshall, Inc. to terminate the agreement at anytime after December 31, 1999 and receive the compensation and benefits provided under the agreement for two years. The services agreement replaced an employment agreement entered into between Mr. Marshall and Youbet.com in June 1998, which had substantially the same terms. Mr. Marshall resigned his position as Vice Chairman effective December 31, 1999.

    On May 16, 2001 the Board approved the grant of options to purchase 40,000 shares of common stock at an exercise price of $0.44 per share to each of Messrs. Kimmel, McCarron and Roedy. The Board also repriced the exercise price of 65,000 options held by each of Messrs. Kimmel and Roedy to $0.44 per share.

    See also "Employment and Service Agreements" below.

EXECUTIVE OFFICERS

Who are Youbet.com's executive officers?

Name	Age	Position
Robert M. Fell	58	Chairman of the Board and Chief Executive Officer
Ron W. Luniewski	37	Executive Vice President and Chief Operating Officer
Phillip C. Hermann	51	Executive Vice President and Chief Financial Officer
Steve A. Molnar	58	Executive Vice President, Racing

    Biographical information concerning Mr. Fell, who is also a nominee for director, can be found under the caption "ELECTION OF DIRECTORS—The Nominees" above. Biographical information concerning our executive officers who are not nominees for director are briefly described below with respect to their business experience for at least the past five years and directorships held in certain other companies, including all companies which are subject to the reporting requirements under the federal securities laws.

RON W. LUNIEWSKI

    Mr. Luniewski has served as Executive Vice President since February 1999 and from February 1999 through March 2000 was Chief Operating Officer. Mr. Luniewski was reappointed as Chief Operating Officer in November 2000. Mr. Luniewski was President of You Bet!, Inc., a subsidiary of Youbet.com or its predecessor, since March 1997. From 1985 to 1997, Mr. Luniewski was with Electronic Data Systems (EDS) as Vice President of Marketing and Advertising. He previously held a variety of executive positions in engineering and software development.

PHILLIP C. HERMANN

    Mr. Hermann has served as Executive Vice President and Chief Financial Officer since May 1998. From August 1997 to April 1998, Mr. Hermann was Chief Operating Officer and Chief Financial Officer of Cloud 9 Interactive, a diversified entertainment company. From 1992 to August 1997, Mr. Hermann was Executive Vice President and Chief Financial Officer of Strawberry Industries, a consumer products company. From 1982 to 1986 Mr. Hermann was Vice President and Chief Financial Officer of the Walt Disney Telecommunications Group.

STEVE A. MOLNAR

    Mr. Molnar has served as Executive Vice President, Racing since February 1999 and was Chief Executive Officer of You Bet!, Inc. from April 1997 to April 1998. From May 1994 through December 1995, Mr. Molnar was a consultant to the horse racing industry including Youbet.com. Mr. Molnar's involvement in the horse racing industry spans 12 years prior to joining Youbet.com. From November 1988 to April 1994 he held the position of President and Chief Operating Officer of McKinnie Systems.

EXECUTIVE COMPENSATION

How were our executive officers compensated in 2000?

    The following table sets forth all compensation paid by Youbet.com for the years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer and to our executive officers who qualified as "named executive officers" under Item 402(b) of Regulation S-K under the federal securities laws:

SUMMARY COMPENSATION TABLE
AS OF DECEMBER 31, 2000

								Long Term Compensation Awards
	Annual Compensation
								Securities Underlying Options/ SARs
Name and Principal Position	Year	Salary	Bonus			Other Annual Compensation				All Other Compensation
Robert M. Fell (1) Chairman of the Board and Chief Executive Officer	2000 1999 1998	$234,436 217,033 81,136	$	— 420,000 363	(3) (4)	$80,626 * *	(2)	300,000 — 100		— — —
Ron W. Luniewski Executive Vice President and Chief Operating Officer	2000 1999 1998	168,899 153,125 138,333		— 12,500 363	(4)	* 281,600 168,621	(6) (7)	245,100 100,000 100,100	(5)	— — —
Phillip C. Hermann Executive Vice President and Chief Financial Officer	2000 1999 1998	162,947 153,125 96,667		— 12,500 363	(4)	87,832 87,247 75,456	(8) (8) (10)	230,100 50,000 80,100	(9)	— — —
Steve A. Molnar Executive Vice President, Racing	2000 1999 1998	109,683 110,000 119,375		— — 363	(4)	— 75,000 85,973	(11) (12)	— — 50,100		— — —
Al Frank(13) President and Chief Operating Officer	2000 1999 1998	168,045 — —		— — —		* — —		250,000 — —		$30,769 — —
Russell M. Fine(14) Executive Vice President and Chief Technology Officer	2000 1999 1998	174,957 153,125 138,333		— 150,000 363	(4)	* * 39,989	(15)	— — 100		— — —

*
Amounts in aggregate do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive.

1.
Represents compensation paid to Fell & Company, Inc. for the services of Mr. Fell (see "Employment and Service Agreements" below).

2.
Represents $69,457 in disability and life insurance reimbursements, and $11,169 in auto expenses.

3.
Represents a bonus which was applied against amounts owned to Youbet.com by Mr. Fell. (See "Certain Relationships and Related Transactions" below.)

4.
Represents income from fully vested stock options awarded as bonuses in 1998.

5.
Represents 245,100 stock options repriced from various prices to $0.69 in December 2000. As of December 31, 2000, Mr. Luniewski held 245,100 options.

6.
Represents automobile allowance of $6,600 and income of $275,000 resulting from the exercise of options.

7.
Represents $2,991 interest on deferred compensation and $165,630 relating to 1998 vesting of stock options.

8.
Represents automobile allowance of $7,020 in 2000 and $6,435 in 1999 and income of $80,812 for both 2000 and 1999 relating to a stock option awarded in 1998.

9.
Represents 50,000 stock options issued in March 2000, and 180,100 stock options (including the 50,000 stock options issued to Mr. Hermann in March 2000) repriced from various prices to $0.69 in December 2000. As of December 31, 2000, Mr. Hermann held 180,100 options.

10.
Represents income relating to 1998 vesting of stock options awarded in 1998.

11.
Represents income of $75,000 resulting from the exercise of options.

12.
Represents $3,158 interest on deferred compensation and $82,815 relating to 1998 vesting of stock options.

13.
Left Youbet.com on November 29, 2000. Mr. Frank received a severance payment of $30,769 and continuation of health and other benefits through December 31, 2000.

14.
Resigned as a director and executive officer effective May 3, 2000. Pursuant to a consulting agreement, Mr. Fine receives a fee of $182,500 per year and continuation of health and other benefits.

15.
Represents interest on deferred compensation of $7,185, automobile allowance of $7,500 and a discount of $25,213 on the conversion of deferred compensation into 40,342 shares of common stock.

OPTION GRANTS IN 2000

    The following table sets forth certain information regarding option grants to each of Youbet.com's named executive officers during the year ended December 31, 2000.

	Individual Grants(1)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2000				Rates of Stock Price Appreciation for Option Term(2)
Name			Exercise Price Per Share	Expiration Date
						5%	10%
Robert M. Fell(3)	300,000	18.20%	$4.88	3/8/10		$920,771	$2,333,392
Ron W. Luniewski(4)	245,100	(5)	$0.69		(5)	57,507	135,517
Phillip C. Hermann	50,000	3.03%	$4.94	3/14/10		155,337	393,654
Phillip C. Hermann(4)	180,100	(6)	$0.69		(6)	65,981	162,179
A.L. Frank(7)	250,000	15.17%	$4.94	2/7/05		776,685	1,968,272

1.
Options were granted under our 1995 Stock Option Plan, 1995 Stock Option Plan for Non-Employee Directors and 1998 Stock Option Plan (collectively, the "Stock Option Plans") and are exercisable for Youbet.com common stock.

2.
The indicated values reflect the potential realizable value of the options set forth in the table, based on the assumed annual rates of stock price appreciation over the term of the options. The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of Youbet.com as to the likely trend in the stock price. Actual gains, if any, on stock option exercises will depend on, among other things, the future performance of our stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

3.
The exercise price of these options was repriced in May 2001. (See "Employment and Service Agreements" below.)

4.
Represents options repriced to $0.69 in December 2000, the current market price on the date of repricing. The repricing was pursuant to Youbet.com's offer to Messrs. Hermann and Luniewski to reprice all stock options held by them if they accepted a 10% reduction in base pay.

5.
Represents the repricing of 100,000 options expiring February 22, 2009, 45,000 options expiring November 20, 2005, 100,000 options expiring February 6, 2003, and 100 options expiring December 12, 2003.

6.
Represents the repricing of 50,000 options expiring February 22, 2009, 50,000 options expiring March 14, 2010 (representing the options granted to Mr. Hermann in March 2000), 75,000 options expiring May 1, 2008, 5,000 options expiring May 1, 2003, and 100 options expiring December 12, 2003.

7.
Left Youbet.com on November 29, 2000. As a result, 200,000 stock options representing the unvested portion of the grant were cancelled. The remaining 50,000 stock options expired on February 28, 2001.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth the number of shares acquired upon the exercise of stock options during the year ended December 31, 2000 and the number of shares covered by both exercisable and unexercisable stock options held by each of the named executive officers at December 31, 2000.

			Number of Securities Underlying Unexercised Options at Year-End(1)		Value of Unexercised In-the-Money Options at Year-End(2)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert M. Fell	—	$—	100	300,000	—	$—
Ron W. Luniewski	—	—	170,100	75,000	$47,424	20,910
Phillip C. Hermann	—	—	55,100	125,000	15,362	34,850
Steve A. Molnar	—	—	128,434	—	—	—
Russell M. Fine	—	—	100	—	—	—
A.L. Frank(3)	—	—	50,000	—	—	—

Total	—	$—	353,834	500,000	$62,786	$55,760

1.
Options shown were granted under the Stock Option Plans and are exercisable for common stock.

2.
The dollar values are calculated by determining the difference between the weighted average exercise price of the options and the closing market price for the common stock of $0.9688 on December 31, 2000.

3.
Mr. Frank's options expired February 28, 2001.

OPTION REPRICING

Ten-Year Option/SAR Repricing
Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment		Exercise Price at Time of Repricing or Amendment		New Exercise Price		Length of Original Option Term Remaining at Date of Repricing or Amendment (Months)
Ron W. Luniewski Executive Vice President and Chief Operating Officer	Dec. 2000 Dec. 2000 Dec. 2000 Dec. 2000 Dec. 1999	100,000 100,000 45,000 100 100,000	$ $ $ $ $	0.69 0.69 0.69 0.69 5.31	$ $ $ $ $	5.31 2.50 2.50 2.50 10.50	$ $ $ $ $	0.69 0.69 0.69 0.69 5.31	98 26 59 36 110
Phillip C. Hermann Executive Vice President and Chief Financial Officer	Dec. 2000 Dec. 2000 Dec. 2000 Dec. 2000 Dec. 2000 Dec. 1999	50,000 50,000 75,000 5,000 100 50,000	$ $ $ $ $ $	0.69 0.69 0.69 0.69 0.69 5.31	$ $ $ $ $ $	4.94 5.31 2.50 2.50 2.50 10.50	$ $ $ $ $ $	0.69 0.69 0.69 0.69 0.69 5.31	111 98 88 29 36 110

Report on Option Repricing

    In December 2000, the Board of Directors approved an option-repricing plan whereby Messrs. Hermann and Luniewski, among other employees, were offered the opportunity to reprice all their existing options to the then current market price of the common stock ($.69) in exchange for a 10% reduction in their base salary. This offer was made as part of Youbet.com's cost reduction program. The Board believed that outstanding employee stock options no longer provided the performance incentive intended by the options because the exercise price of the outstanding stock options was well in excess of the market price of the common stock. Youbet.com's offer was accepted by each of Messrs. Hermann and Luniewski, resulting in the repricing of an aggregate of 425,200 options held by them to an exercise price of $.69 per share. Each repriced option retained its expiration date and vesting schedule.

                      Members of the Compensation Committee

                      Caesar P. Kimmel
                      Chris J. McCarron

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee makes recommendations to the Board of Directors regarding the compensation of Youbet.com's executives and establishes, monitors and implements the policies governing such compensation. During fiscal year 2000, the Compensation Committee was comprised of Caesar P. Kimmel and Alan W. Landsburg. Mr. Landsburg resigned from the Board of Directors effective November 27, 2000. Mr. McCarron thereafter replaced Mr. Landsburg on the Compensation Committee. The policies of the Compensation Committee may be summarized as follows:

  1.
  Youbet.com's compensation programs are designed to attract, motivate and retain qualified key executives;

  2.
  An executive's salary, bonuses and incentive compensation and other benefit programs should reflect both our performance as a whole and the executive's individual performance and effort;

  3.
  Youbet.com's compensation programs should enable the executive to have a financial interest in Youbet.com that parallels the financial interests of Youbet.com's shareholders.

    Our executives are compensated in the form of a salary and a combination of other incentive based compensation such as bonuses, grants of stock under our stock option plans and other benefit programs. The annual salaries of the executives are generally reviewed on an annual basis to ensure that these salaries are competitive with other technology-based companies that are in a similar stage of development. We award bonuses to our executives on an annual basis, after the end of the fiscal year, based on a combination of our performance as a whole and the executive's individual performance and effort. Additional bonuses may be awarded in recognition of financially rewarding events. The "Summary Compensation Table as of December 31, 2000," included in this Proxy Statement, provides information regarding the compensation of our executive officers and is based upon the policies described in this report. With respect to the compensation of our chief executive officer, Mr. Fell has a services agreement with the company and his base salary was therefore not within the discretion of the Compensation Committee or the Board. Mr. Fell did not receive a discretionary bonus in fiscal year 2000. The Compensation Committee recommended to the Board in March 2000 that Mr. Fell be granted options to purchase 300,000 shares of our common stock pursuant to the 1998 Stock Option Plan as an incentive to remain with Youbet.com after the scheduled June 2001 expiration of Mr. Fell's services agreement. The Board approved this grant of options to Mr. Fell.

    For additional information regarding the compensation paid to Youbet.com's executive officers, please see "Employment and Service Agreements" below.

                      Members of the Compensation Committee
                      Caesar P. Kimmel
                      Chris J. McCarron

Employment and Service Agreements

Do our executive officers have any special employment, termination of employment or change-in-control arrangements?

    In June 1998 Youbet.com and Fell & Company, Inc. entered into a services agreement which was amended in March 1999 (the "Fell Services Agreement") pursuant to which Robert M. Fell serves as Chairman of the Board and as the Chief Executive Officer. For making Mr. Fell's services available, Fell & Company, Inc. receives a base fee of $237,000 per year, subject to cost of living increases, plus the amount of payroll taxes Youbet.com would pay if Mr. Fell were an employee of Youbet.com and other miscellaneous benefits. While Mr. Fell is serving as Chief Executive Officer he will devote 100% of his business time to the affairs of Youbet.com. At such time as Mr. Fell is no longer serving as Chief Executive Officer, he will be required to devote 70% of his business time to the affairs of Youbet.com and the base fee will be reduced to $150,000 per year. The Fell Services Agreement expires in June 2001. If Fell & Company, Inc. is willing to renew the agreement and the Company does not do so, Fell & Company, Inc. will receive a termination fee equal to the amount paid to Fell & Company, Inc. by Youbet.com during the 12 months preceding the expiration of the agreement.

    In May 2001, subject to the execution of the agreements with TVG referred to under "Issuance of Warrants to TVG," the Fell Services Agreement and related option and warrant agreements were amended as follows: (a) the base fee was increased by $150,000 retroactive to March 8, 2000; (b) the exercise price for 750,000 of the Fell Warrants was reduced from $2.50 per share to $0.45 per share, the exercise price of the remaining Fell Warrants was reduced to $0.97 per share, based upon the price of Youbet.com's common stock after the announcement of the TVG transaction, and the exercise price of the 300,000 stock options held by Mr. Fell was reduced from $4.88 per share to $0.97 per share; (c) for a 90-day period after this stockholders meeting, Fell & Company, Inc. can terminate the Fell Services Agreement; and (d) if the Fell Services Agreement is so terminated, (i) Fell & Company, Inc. will receive a lump sum payment of two times the base fee (increased as provided above), (ii) Youbet.com must continue to provide the nonsalary benefits provided for in the Fell Services Agreement for two years, including premium payments on a life insurance policy, (iii) the 150,000 unvested stock options held by Mr. Fell will vest, (iv) if Mr. Fell is not then serving as a director, he will render consulting services (up to ten hours per month) through May 9, 2003 without any additional compensation and (v) if so requested by the Board, Mr. Fell will serve as Chairman of the Board through May 9, 2002. In June 2001 the Board approved further amendments to the Fell Services Agreement extending the period of time during which Mr. Fell can terminate the Fell Services Agreement to one year after this stockholders meeting. Also, in June 2001, in recognition of Youbet.com's strategic initiatives with respect to the agreements with TVG and the opening of Youbet.com's Oregon wagering facility, Mr. Fell agreed to increase the exercise price of 750,000 of the Fell Warrants from $0.45 per share to $1.09 per share, the remaining 450,000 of the Fell Warrants from $0.97 per share to $1.09 per share and the 300,000 stock options held by Mr. Fell from $0.97 per share to $1.09 per share. The revised exercise price of the Fell Warrants and options is the closing trading price of Youbet.com's common stock on June 29, 2001.

    In March 2001 Ron Luniewski and Youbet.com entered into an employment agreement pursuant to which Mr. Luniewski serves as Executive Vice President and Chief Operating Officer of Youbet.com through April 2002. This employment agreement provides for Mr. Luniewski to receive an annual salary of $157,500, increased to $175,000 on May 1, 2001. Mr. Luniewski is also eligible to receive bonuses determined by the Board in its discretion. This employment agreement replaced an employment agreement entered into between Mr. Luniewski and Youbet.com in February 2000, expiring on April 2001 which had substantially the same terms. During December 2000, Mr. Luniewski's gross pay was reduced by 10% to $157,500 per annum due to Mr. Luniewski's acceptance of Youbet.com's offer to reprice all stock options held by him to the current market price if he accepted a 10% reduction in base pay. On May 16, 2001, the Board of Directors authorized a cash bonus of $40,000 to be paid to Mr. Luniewski upon execution of the agreements with TVG referred to under "Issuance of Warrants to TVG" and a cash bonus of $40,000 to be paid to Mr. Luniewski upon approval of the Additional TVG Warrant.

    In March 2001 Phillip Hermann and Youbet.com entered into an employment agreement pursuant to which Mr. Hermann serves as Executive Vice President and Chief Financial Officer of Youbet.com through April 2002. This employment agreement provides for Mr. Hermann to receive an annual salary of $157,500, increased to $175,000 on May 1, 2001. Mr. Hermann is also eligible to receive bonuses determined by the Board in its discretion. This employment agreement replaced an employment agreement entered into between Mr. Hermann and Youbet.com in April 2000 expiring in April 2001 which had substantially the same terms. During December 2000, Mr. Hermann's gross pay was reduced by 10% to $157,500 per annum due to Mr. Hermann's acceptance of Youbet.com's offer to reprice all stock options held by him to the current market price if he accepted a 10% reduction in base pay. On May 16, 2001, the Board of Directors authorized a cash bonus of $40,000 to be paid to Mr. Hermann upon execution of the agreements with TVG referred to under "Issuance of Warrants to TVG" and a cash bonus of $40,000 to be paid to Mr. Hermann upon approval of the Additional TVG Warrant.

    In June 1998 Russell Fine and Youbet.com entered into an employment agreement pursuant to which Mr. Fine served as Executive Vice President and Chief Technology Officer. Mr. Fine received a base salary of $150,000 in 1999, and other miscellaneous benefits. Effective December 31, 1999 Mr. Fine's base salary was increased to $165,000. Mr. Fine was also entitled to receive an annual bonus determined by the Board of Directors. The employment agreement permitted Mr. Fine to terminate the agreement after December 31, 1999 and receive the compensation and benefits provided under the agreement for the lesser of two years or the remaining portion of the term, but at least one year. Mr. Fine's agreement was terminated on May 3, 2000 and he resigned as a member of the Board of Directors and as Executive Vice President and Chief Technology Officer. Effective May 3, 2000 Mr. Fine and Youbet.com entered into a consulting agreement pursuant to which Mr. Fine will provide consulting services to Youbet.com for a period of three years. For making his services available, Mr. Fine will receive a base fee of $182,500 per year and other miscellaneous benefits.

    On November 29, 2000, A. L. Frank left Youbet.com. Mr. Frank received a severance payment of $30,769 and continuation of miscellaneous benefits through December 31, 2000.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the cumulative total return on our common stock against the cumulative total return of the Nasdaq Composite Index and the SIC Code Index 7990, Amusement and Recreation Services, for the period from June 15, 1999, the date on which our common stock was first registered under the Securities Exchange Act of 1934, through December 31, 2000.

    The graph assumes that $100 was invested on June 15, 1999 in our common stock, the Nasdaq Composite Index and the SIC Code Index 7990, and assumes reinvestment of dividends. The graph is presented in accordance with Securities and Exchange Commission requirements and in no way reflects Youbet.com's forecast of future financial performance.

PROPOSAL NO. 2
ISSUANCE OF WARRANTS TO TVG

    In May 2001, Youbet.com entered into a warrant issuance agreement (the "Warrant Agreement") and a track content and patent license agreement (the "License Agreement") with ODS Technologies, L.P., a subsidiary of Gemstar-TV Guide International, doing business as TVG ("TVG"). These agreements relate to the grant by TVG to Youbet.com of a non-exclusive license to use TVG's patented systems for making pari-mutuel wagers on horse races online and using telephones and certain simulcast audio, video and data content for the purpose of streaming such content online and the agreement of race tracks to accept wagers based on such content. Among other things, the agreements call for Youbet.com, to issue to TVG two warrants to purchase up to 51% of our outstanding common stock. The issuance of the second of these two warrants (the "Additional TVG Warrant") is subject to stockholder approval.

    The TVG transaction provides Youbet.com with access to simulcast content from 20 of the top racetracks in the United States that was previously unavailable to the company, representing approximately 45% of the U.S. market. As described more fully below, the amount of revenue which Youbet.com will realize from the addition of the TVG content will depend in large part on whether the stockholders approve the issuance of the Additional TVG warrant.

    Youbet.com stockholders are being asked to consider and vote on the issuance of the Additional TVG Warrant at the annual meeting. The terms of the TVG transaction, including those related to the Additional TVG Warrant, are more fully described below.

Terms of the Warrant Agreement

    As partial consideration for the rights granted to Youbet.com under the License Agreement (which are more fully described under "Terms of the License Agreement" below) and as a condition of entering into the License Agreement, Youbet.com entered into the Warrant Agreement with TVG. The Warrant Agreement provides that Youbet.com will issue to TVG two warrants:

  1.
  an initial warrant (the "Initial TVG Warrant"), issued May 18, 2001 (the time the Warrant Agreement was executed) entitling TVG to purchase an aggregate of up to 3,884,650 shares of Youbet.com common stock (the "Initial Warrant Shares") at an exercise price of $0.001 per share; and
  2.
  subject to approval of the Youbet.com stockholders, the Additional TVG Warrant, entitling TVG to purchase for an aggregate exercise price of $41,082,422 (subject to adjustment as provided in the Additional TVG Warrant) a number of shares of common stock which, when aggregated with the Initial Warrant Shares, is equal to 51% of the sum of (i) the total number of shares of Youbet.com common stock outstanding on the date the Additional TVG Warrant is exercised, plus (ii) the total number of shares of common stock issuable upon exercise of the Additional TVG Warrant, plus (iii) the total number of Initial Warrant Shares then issuable upon exercise of the Initial TVG Warrant.

    Terms of the Warrants.  The Initial TVG Warrant and the Additional TVG Warrant are each exercisable at any time on or before May 18, 2004. Each of the warrants contains customary provisions with respect to proportional adjustment of the exercise price and/or the number of shares of common stock issuable upon exercise in the event that Youbet.com declares any dividend or distribution on its common stock, or splits, combines or reclassifies its common stock. Also, if Youbet.com merges with another entity or sells substantially all of its assets, the holder of the warrants will be entitled to exercise the warrants and receive the consideration (whether it consists of stock, cash, other securities or property) which that holder would have been entitled to receive had such holder exercised the warrant immediately prior to such merger or sale of assets. In addition, the Additional TVG Warrant contains provisions for adjusting the exercise price in the event that (i) Youbet.com makes certain additional issuances of common stock or securities exercisable for or convertible into common stock at a price less than the defined reference price per share on which the aggregate exercise price of the Additional TVG Warrant is based, or (ii) engages in certain issuer tender offers for the repurchase of shares of its common stock.

    Approval of the Additional TVG Warrant.  In addition to certain representations, warranties and covenants reasonably customary in a transaction of its nature, Youbet.com also covenants in the Warrant Agreement to submit the issuance of the Additional TVG Warrant to a vote of its stockholders on or before October 1, 2001, and, subject to the fiduciary duties of the Board of Directors under applicable law, to recommend to the stockholders that they approve the issuance of the Additional TVG Warrant and solicit proxies in favor of such approval. Pursuant to the Warrant Agreement and as mandated by the listing qualifications staff of The Nasdaq Stock Market, any common stock received by TVG as a result of the exercise of the Initial TVG Warrant will not be counted in determining whether the requisite percentage of Youbet.com stockholders voted in favor of the issuance of the Additional TVG Warrant.

    Board Representation.  The Warrant Agreement provides that following the exercise of the Initial TVG Warrant and/or the Additional TVG Warrant, and for so long as TVG owns at least 5% of the outstanding shares of Youbet.com common stock, Youbet.com will use its best efforts to enable TVG to designate a number of directors to the Youbet.com Board of Directors relating to TVG's overall percentage ownership of the Youbet.com common stock, based on a formula set forth in the Warrant Agreement.

    Rights to Additional Shares.  If, at any time after the date on which the Additional TVG Warrant is exercised, Youbet.com issues any shares of common stock or other securities upon conversion, exercise or exchange of any right outstanding on the date on which the Additional TVG Warrant is exercised to subscribe for, purchase or otherwise acquire shares of common stock, Youbet.com will be required to issue to TVG an equivalent number of shares of common stock for no additional consideration.

    Registration Rights.  Pursuant to the Warrant Agreement, TVG has the right to demand that Youbet.com file with and use its reasonable best efforts to have declared effective by the Securities and Exchange Commission up to five registration statements with respect to all or part of the shares of common stock issuable upon exercise of the warrants. The Warrant Agreement also provides that TVG has "piggyback" registration rights with respect to any registration by Youbet.com of its securities under the Securities Act of 1933 on a form of registration statement available for sales to general public.

    Restrictions on Purchases of Youbet.com Common Stock.  Until the earliest to occur of (i) the date of the Youbet.com stockholders meeting, in the event that the issuance of the Additional TVG Warrant is not approved at such meeting, (ii) the date on which Youbet.com issues for cash any shares of capital stock or securities convertible into or exercisable for capital stock, or (iii) the exercise date of the Additional TVG Warrant, TVG will not, and will use its best efforts to cause its affiliates not to, purchase any shares of Youbet.com common stock except pursuant to exercise of the warrants.

Terms of the License Agreement

    Rights Granted to Youbet.com.  Under the License Agreement, Youbet.com received from TVG non-exclusive rights (1) to simulcast online audio and video content of live horse races conducted at TVG's exclusive partner racetracks (the "TVG Exclusive Tracks"), and (2) to accept and process account wagers on horse races conducted at the TVG Exclusive Tracks through account wagering facilities operated by Youbet.com, including our planned Oregon account wagering hub and other facilities approved by TVG, in each case to the extent that TVG has right to furnish such rights under its agreements with the TVG Exclusive Tracks. The License Agreement also gives Youbet.com a non-exclusive right to use certain TVG patented wagering technology for online and automated telephone applications within the United States.

    The TVG Exclusive Tracks are 20 of the premiere racetracks in the United States, including three premiere tracks in New York (Aqueduct, Belmont Park and Saratoga) as well as most of the remaining top racetracks in the United States, including tracks in the Churchill Downs Incorporated Simulcast Network (including Churchill Downs, Hollywood Park and Arlington Park) as well as Del Mar Racetrack, Keeneland Racecourse, Oak Tree Racing Association and Turfway Park. Expressly excluded from the rights granted to Youbet.com under the License Agreement are any rights with respect to account wagering activities conducted through Ladbroke USA and its affiliates (collectively, "Ladbroke"), the account wagering entity through which Youbet.com's subscribers presently make wagers on races simulcast over Youbet.com's proprietary network.

    Our new Oregon-based hub is a licensed facility for the acceptance and placement of wagers from our subscribers. We have already received a multi-jurisdictional license from State of Oregon horse racing authorities to operate the new Oregon hub, and we plan to begin operations there during the third quarter of 2001.

    Payments to TVG.  In consideration of the rights granted to Youbet.com under the License Agreement, Youbet.com has agreed to pay to TVG fees based on the handle generated by Youbet.com from wagering activity and to issue to TVG the warrants to purchase Youbet.com common stock on the terms and conditions set forth in the Warrant Issuance Agreement, as described above. The fees payable to TVG under the License Agreement have a two-tiered structure, based on whether or not Youbet.com's stockholders approve the issuance of the Additional TVG Warrant. Prior to the stockholders approving, and in the event that they do not approve, the issuance of the Additional TVG Warrant, the fees payable to TVG are as follows:

  •
  With respect to wagers processed through an account wagering facility other than Ladbroke, 5.5% of the total handle generated from all such wagers.
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  With respect to wagers processed through Ladbroke, the entire commission or other consideration paid to Youbet.com with respect to such wagers; provided, that Youbet.com is permitted to defer payment of such amounts that accrue prior to July 31, 2001, until such time as it achieves positive cash flow as defined in the License Agreement sufficient to pay the deferred amounts.

    If the Youbet.com stockholders approve the issuance of the Additional TVG Warrant on or before October 1, 2001, then the fees payable to TVG will be revised to the following:

  •
  With respect to wagers processed through an account wagering facility other than Ladbroke, 5.5% of the total handle on races conducted at the TVG Exclusive Tracks only. For purposes of determining these and other fees payable under the License Agreement with respect to the TVG Exclusive Tracks, tracks owned, controlled or operated by Magna Entertainment, Inc. will be deemed to be TVG Exclusive Tracks to the extent that TVG enters into any agreement with any such track which provides for TVG to have simulcast and account wagering rights on races from such track. These Magna tracks include five tracks currently available on the Youbet.com network.
  •
  With respect to wagers processed through Ladbroke on races conducted at the TVG Exclusive Tracks, the entire commission or other consideration paid to Youbet.com with respect to such wagers.
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  With respect to wagers conducted at four designated non-TVG Exclusive Tracks, 3.0% of the total handle (including wagers processed through Ladbroke).

    Until the earlier of (i) the date on which Youbet.com's stockholders approve the issuance of the Additional TVG Warrant or (ii) October 1, 2001, Youbet.com will be permitted to deposit into an interest-bearing escrow account the difference between the higher fees payable pending stockholder approval and the lower fees payable upon stockholder approval as described above. If the Youbet.com stockholders approve the issuance of the Additional TVG Warrant prior to October 1, 2001, the proceeds of such escrow account will be returned to Youbet.com. If the stockholders do not approve the issuance of the Additional TVG Warrant prior to October 1, 2001, TVG will be immediately entitled to the escrow account proceeds.

    The License Agreement also provides that Youbet.com will pay to TVG the following fees, regardless of whether or not Youbet.com's stockholders approve the issuance of the Additional TVG Warrant:

  •
  At such time as Youbet.com opens its own account wagering facility, with respect to wagers accepted or processed through an account wagering facility other than Ladbroke, Youbet.com will charge subscribers a transaction fee of 25 cents per wager, with the first $3.00 of such fees per subscriber per month being retained by Youbet.com, the next $3.00 per subscriber per month being paid to TVG, and any remaining amounts per subscriber per month being split equally between the parties.
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  Commencing on the earlier of the time Youbet.com opens its own account wagering facility or September 1, 2001, with respect to account wagers processed through Ladbroke, Youbet.com will, at its election, charge subscribers either a transaction fee per wager of 25 cents or a monthly subscription fee of not less than $5.95 and will split such fees equally with TVG. Provided that Youbet.com opens its own account wagering facility prior to September 1, 2001,

    Youbet.com is permitted to defer payment of these fees until such time as it achieves positive cash flow sufficient to pay the deferred fees. Also, Youbet.com is permitted to modify or waive transaction fees for certain subscribers, provided that it shares any such fees from such subscribers equally with TVG.

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  Commencing with the first calendar quarter in which Youbet.com achieves positive cash flow, as defined in the License Agreement, and then and thereafter only to the extent of positive cash flow, 50% of gross advertising revenues and 50% of the amount by which gross operating margin (revenues less direct costs) from monthly e-commerce revenues exceeds the gross operating margin from e-commerce revenues for the calendar month of April 2001.
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  With respect to account wagers on races conducted at the TVG Exclusive Tracks from Youbet.com subscribers in fourteen specified states, (i) pay source market fees and host track fees in accordance with the agreements between TVG and the applicable racing associations and other participants in the horse racing industry and (ii) pay applicable state taxes and fees to the National Thoroughbred Racing Association, subject to a cap of one percent of the total handle.
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  With respect to account wagers on races conducted at the TVG Exclusive Tracks from Youbet.com subscribers in states other than the fourteen specified states, (i) pay host track fees in accordance with the agreements between TVG and the applicable racing associations and other participants in the horse racing industry and (ii) pay applicable state taxes.
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  With respect to account wagers on races conducted at non-TVG Exclusive Tracks from Youbet.com subscribers with an account address within a 25-mile radius of any TVG Exclusive Track, Youbet.com will pay to TVG 10% of all such account wagers, and TVG will retain 50% of such amount and divide the remaining 50% between the TVG Exclusive Tracks and Youbet.com's partner tracks located within the 25-mile radius.

    Term.  The License Agreement remains in effect until the later of (i) May 18, 2011, (ii) the date of expiration of the last to expire of the TVG patents licensed to Youbet.com under the agreement, or (iii) the date on which the last of TVG's agreements with the TVG Exclusive Tracks expires (unless extended, TVG's agreements with the TVG Exclusive Tracks expire before May 18, 2011). The License Agreement may be terminated before the expiration of its term (a) by TVG, if Youbet.com has not opened its Oregon account wagering hub or other facility approved by TVG within 180 days after May 18, 2001, or ceases to operate the Oregon hub or another account wagering facility approved by TVG at any time thereafter during the term; (b) by TVG, in the event that Youbet.com brings any legal action against TVG or any of TVG's affiliates, including Gemstar-TV Guide International, unless it is finally determined in such action that TVG (or its affiliate) acted in bad faith with respect to any claim that is the subject of the legal action; and (c) by either Youbet.com or TVG, in the event that the other party materially breaches the License Agreement without cure upon notice.

Use of Proceeds

    Youbet.com does not have any present plans for use of the proceeds, if any, received on exercise of the Additional TVG Warrant. The use of such proceeds will be determined by our management based on relevant circumstances at the time, if any, that the Additional TVG Warrant is exercised.

Anti-takeover Effects of Issuing the Additional TVG Warrant

    The issuance of the Additional TVG Warrant would likely have the effect of delaying or preventing a change in control of Youbet.com by any party other than TVG. The large number of shares issuable on exercise of the Additional TVG Warrant could make a change in control more difficult and therefore less likely. Issuance of shares on exercise of the Additional TVG Warrant could dilute the stock ownership or voting rights of a person seeking to obtain control of Youbet.com.

Reasons for the TVG Transaction

    Because TVG has exclusive rights to audio and video content and account wagering with the TVG Exclusive Tracks, the License Agreement provides Youbet.com with access to simulcast content that was previously unavailable to the company. The current TVG Exclusive Tracks covered by the License Agreement are 20 of the top racetracks in the United States, representing approximately 45% of the U.S. market. Prior to entering into the TVG transaction, Youbet.com's inability to offer content from these tracks due to the exclusive TVG relationships severely limited its ability to attract subscribers and receive revenues from wagering activity of such subscribers. As an example, before the TVG transaction the Company did not have access to two of horse racing's Triple Crown races (the Kentucky Derby and Belmont Stakes) and the Breeder's Cup.

    Youbet.com believes that access to the content from the TVG Exclusive Tracks and the ability to accept and process wagers on races at those tracks will result in substantially increased revenues, subscriber base and market penetration. Had the company not entered into the TVG transaction, it would have faced continuing difficulties in providing the premiere racing content necessary to appeal to new subscribers and drive revenues from account wagering activities.

Reasons for Approving the Issuance of the Additional TVG Warrant

    Pursuant to The Nasdaq Stock Market corporate governance rules applicable to Youbet.com, we may not permit issuance of shares in private transactions where the number of shares issued or issuable is in excess of 20% of the shares outstanding prior to issuance unless shareholder approval of such issuance is first obtained. In order to assure compliance with the Nasdaq corporate governance rules, the Warrant Agreement provides that the issuance of the Additional TVG Warrant is subject to the approval of the Youbet.com stockholders regardless of whether our common stock is then listed on the Nasdaq National Market.

    The amount of revenue which Youbet.com will realize from the addition of the TVG content and related wagering activities will depend in large part on whether the stockholders approve the issuance of the Additional TVG Warrant. As discussed above, if the stockholders approve the issuance of the Additional TVG Warrant at the annual meeting, it is anticipated that Youbet.com's operating margin with respect to wagers accepted or processed through Youbet.com's Oregon hub will increase substantially. Our network currently features races from 61 racetracks, two of which are included in the TVG Exclusive Tracks and four of which are the non-TVG Exclusive Tracks specified in the License Agreement. Thus, if we issue the Additional TVG Warrant, the percentage of the total wagering handle payable to TVG from our subscribers on races from 55 tracks will decrease from 5.5% to zero. These 55 tracks represent approximately 45% of the total United States annual wagering handle of approximately $16 billion.

    Further, the Additional TVG Warrant, if exercised, will result in a substantial investment of funds in the company by TVG to fund future growth. The exercise price of the Additional TVG Warrant is based on a $2.50 per share price, which is substantially higher than the range in which our common stock is currently trading.

    The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the issuance of the Additional TVG Warrant. Unless otherwise instructed in your signed proxy, it will be voted for approval of the issuance of the Additional TVG Warrant.

PROPOSAL NO. 3
AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    Youbet.com's Certificate of Incorporation, as currently in effect, provides that the company is authorized to issue two classes of stock: 50,000,000 common shares, par value $.001 per share, and 1,000,000 preferred shares, par value $.001 per share. The Board of Directors has unanimously adopted a resolution approving, declaring the advisability of and recommending to the stockholders for their adoption an amendment to the Certificate of Incorporation (the "Stock Authorization Amendment") to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 shares. The Stock Authorization Amendment is intended to enable Youbet.com to reserve a sufficient number of shares of common stock which may be necessary to issue the Additional TVG Warrant in connection with the TVG transaction described in "Proposal No. 2" above, and to provide the company with the flexibility to meet future needs for unreserved common stock.

Proposed Amendment

    You are being asked to vote to approve the Stock Authorization Amendment. Under the Stock Authorization Amendment, Article FOURTH of the Certificate of Incorporation would be amended to read in its entirety as follows:

      "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is:

    One Hundred One Million (101,000,000) shares divided into One Hundred Million (100,000,000) common shares with a par value of One-Tenth of One Cent ($.001) per share and One Million (1,000,000) preferred shares with a par value of One-Tenth of One Cent ($.001) per share.

      The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof."

Reasons for the Amendment

    Youbet.com currently has 50,000,000 authorized shares of common stock. As of August 2, 2001,        shares of common stock were issued and outstanding. In addition, (i) a total of 10,951,738 shares of common stock were reserved for future issuance under Youbet.com's stock option plans and pursuant to certain outstanding warrants, and (ii) a total of 3,884,650 shares were reserved for issuance upon exercise of the Initial TVG Warrant. As described in Proposal No. 2 above, the Additional TVG Warrant is exercisable for a number of shares of common stock which, when aggregated with the shares issuable upon exercise of the Initial TVG Warrant, is equal to 51% of the sum of (i) the total number of shares of common stock outstanding on the date the Additional TVG Warrant is exercised, plus (ii) the total number of shares of common stock issuable upon exercise of the Additional TVG Warrant, plus (iii) the total number of shares of common stock then issuable upon exercise of the Initial TVG Warrant.

    In the event the issuance of the Additional TVG Warrant is approved by our stockholders, we may not have a sufficient number of shares authorized to satisfy exercises of currently outstanding options and warrants and the Additional TVG Warrant and to issue new shares in connection with future transactions. Accordingly, the Board recommends that stockholders who vote to approve the issuance of the Additional TVG Warrant also vote to approve an increase in the number of authorized shares of our common stock.

    The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of common stock which will be available to satisfy existing reserve obligations and additional reserve obligations upon issuance of the Additional TVG Warrant. Additionally, the authorization of additional shares of common stock will enhance flexibility in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners. Other than the warrant issuance agreement with respect to the Additional TVG Warrant, the Board of Directors has no present agreement or arrangement to issue any of the shares for which approval is sought.

    The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rule of The Nasdaq Stock Market (if Youbet.com securities are then listed on a Nasdaq market). To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights.

    The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Youbet.com without further action by the stockholders. Shares of authorized and unissued common stock could possibly (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of Youbet.com more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Youbet.com. Youbet.com has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Certificate of Incorporation authorizing the Board to issue up to 1,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

    The Board of Directors unanimously recommends a vote "FOR" the proposal to amend Youbet.com's Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. Unless otherwise instructed in your signed proxy, it will be voted for approval of the Stock Authorization Amendment.

PROPOSAL NO. 4
AUTHORIZATION OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

    The Board of Directors has unanimously adopted a resolution approving, declaring the advisability of and recommending to the stockholders for their adoption an amendment to our Certificate of Incorporation (the "Reverse Split Amendment") that will give the Board the discretion to effect a reverse split of the shares of our common stock (the "Reverse Split") at an exchange ratio of no less than one-for-two and no more than one-for-five. The Board would have the sole discretion to elect, as it determines to be in the best interests of Youbet.com and its stockholders, whether or not to effect the Reverse Split, and if so at what exchange ratio within the limits approved by the stockholders. As more fully described below, the Board would implement the Reverse Split as it deemed necessary or advisable to maintain the listing of our common stock on the Nasdaq National Market. The Board believes that approval of the Reverse Split Amendment granting this discretion to the Board, rather than approval of an immediate reverse stock split at a specified exchange ratio, provides Youbet.com with maximum flexibility to react to current market conditions and is in the best interests of Youbet.com and its stockholders.

The Reverse Split

    If the Reverse Split Amendment is approved by the stockholders and the Board elects to implement the Reverse Split, the Reverse Split will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State (the "Effective Time"). Without any further action on the part of Youbet.com or the stockholders, the shares of common stock held by stockholders of record as of the Effective Time would be converted at the Effective Time into the right to receive a number of post-split shares of our common stock ("New Common Stock") equal to the number of their pre-split shares of common stock multiplied by the exchange ratio (expressed as a fraction) selected by the Board within the range of one-for-two and one-for-five, adjusted for any fractional shares as described below. The Board may elect not to implement the Reverse Split at its sole discretion.

    If the Reverse Split is effected, each stockholder's percentage ownership interest in Youbet.com and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of common stock will otherwise be unaffected by the Reverse Split.

    No certificates or scrip representing fractional shares of New Common Stock will be issued to stockholders because of the Reverse Split, and no such fractional share interest will entitle the holder thereof to vote or to any rights as a stockholder of Youbet.com. In lieu of issuing any fractional shares of New Common Stock, each holder of our common stock who would otherwise be entitled to receive a fractional share of New Common Stock will be paid in cash upon surrender of stock certificates representing a fractional share interest an amount equal to such fraction multiplied by the closing price of the common shares on the facilities of the Nasdaq National Market or other national securities exchange on which our common stock is traded on the day of the Effective Time. If our common stock is not then traded on the Nasdaq National Market or another national securities exchange, the holder of a fractional share interest will be paid cash in an amount equal to such fraction multiplied by the fair market value of a share of our common stock as determined in good faith by the Board.

Reasons for the Reverse Split

    Youbet.com's primary purpose in proposing the Reverse Split Amendment is to give the Board a flexible tool to facilitate the continued listing of the common stock on the Nasdaq National Market. A stock can be delisted from the Nasdaq National Market if it trades for 30 consecutive trading days below a closing bid price of $1.00 per share (the "Minimum Price Condition").

    The Board intends to implement the Reverse Split only if it believes that this action will be necessary or desirable to comply with the Minimum Price Condition. As of July   , 2001, the bid price of our common stock was $      per share, and the Minimum Price Condition had not been satisfied for  consecutive trading days. In the past, our common stock failed to meet the Minimum Price Condition and our continued listing on the Nasdaq National Market was jeopardized as a result.

    For example, on February 21, 2001, Youbet.com received a letter from Nasdaq stating that our common stock would be delisted if on or before May 21, 2001 it failed to meet the Minimum Price Condition for a minimum of ten consecutive trading days. On May 22, 2001, Youbet.com received a letter from Nasdaq stating that our common stock had failed to meet the Minimum Price Condition as required in the February 21 letter and was thus subject to delisting. Youbet.com requested a hearing before a Nasdaq panel to review Nasdaq's decision to delist our common stock and to present to Nasdaq our plan to meet the Minimum Price Condition, particularly in light of the TVG transaction. On July 5, 2001, the Nasdaq hearing panel determined to continue the listing of our common stock on the Nasdaq National Market, based on the common stock having satisfied the Minimum Bid Price for a satisfactory number of trading days before and after the hearing. Nasdaq rules provide that the determination of the hearing panel is subject to review by the Nasdaq Listing and Hearing Review Council for a period of 45 days.

    The Board believes the Reverse Split Amendment will give Youbet.com the most flexible tool to avoid this delisting and hearing process in the future. Nasdaq typically notifies a Nasdaq listed company that the company has a 90-day period during which it must comply with the Minimum Price Condition for a period of at least ten trading days. If we were to wait until we had received such a notice from Nasdaq to begin implementing a reverse stock split, Youbet.com would be under severe time constraints to prepare and file a proxy statement, solicit our stockholders and conduct a meeting of stockholders within the required time frame. Furthermore, because of those time constraints, as a practical matter the Board would be forced to decide whether to approve a reverse stock split and begin the proxy process as soon as it received the 90-day notice from Nasdaq. Under such circumstances the Board would not have the flexibility to wait and see how the stock price developed during the 90-day period before committing to the time and expense necessary to implement a reverse stock split. The Board believes that the Reverse Stock Split Amendment provides Youbet.com with the maximum flexibility to react to current market conditions in order to meet the Minimum Price Condition without being forced to commit Youbet.com's resources to proxy solicitations and stockholders meetings which might turn out to be unnecessary.

    In determining whether or not to implement the Reverse Split, and in determining the appropriate exchange ratio, the Board would assess a variety of factors, including but not limited to analysis of the most recent fiscal quarter of Youbet.com and general economic conditions, as well as the trading price of our common stock on the days leading up to the date of the Reverse Split.

    Youbet.com believes that adopting the Reverse Split Amendment will help to minimize the potential risks to Youbet.com and its stockholders that could result from our common stock being delisted from the Nasdaq National Market. Youbet.com believes that the increased share price expected to result from the Reverse Split should enable the company to meet and maintain the Minimum Price Condition, but there is no assurance that such result will occur. If our common stock were delisted from the Nasdaq National Market and not subsequently listed on a national exchange, the common stock would trade on the OTC Bulletin Board, a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The Board believes that the delisting of the common stock from the Nasdaq National Market would have a negative impact on the liquidity of the common stock.

    There can be no assurance that any of the intended effects of the Reverse Split will occur. There can be no assurance that the market price of our common stock will increase to at least $1.00 per share if the Reverse Split is effected or that Youbet.com will be able to maintain the listing of the common stock on the Nasdaq National Market. In addition, there can be no assurance that the market price of the common stock immediately after implementation of the Reverse Split will be maintained for any period of time, that such market price will approximate any particular multiple of the market price of the common stock before the Reverse Split, or that such market price will exceed or remain in excess of the current market price of the common stock. Further, if the Reverse Split is effected, our total market capitalization may decline.

Effects of the Reverse Split

    If the Board effects the Reverse Split, the total number of shares of common stock held by each stockholder would be converted automatically into a right to receive a number of shares of New Common Stock of Youbet.com equal to the number of shares of common stock owned immediately prior to the Reverse Split multiplied by the exchange ratio selected by the Board, adjusted for any fractional shares as described above. The Reverse Split would not affect any stockholder's proportionate equity interest in Youbet.com except for minor differences resulting from fractional shares. None of the rights currently accruing to holders of common stock, or options or warrants and rights to purchase common stock, will be affected by the Reverse Split except as set forth in the following paragraph.

    Youbet.com has outstanding various options and warrants and rights to purchase shares of our common stock. If the Reverse Split is effected by the Board, except as set forth below, both the exercise price and the number of shares subject to each such option and warrant will be affected by the Reverse Split. In most instances, the exercise price of an option or warrant will be increased by dividing such number by the exchange ratio (expressed as a fraction), and the number of shares subject to such option or warrant will be reduced by multiplying such number by the exchange ratio (expressed as fraction). An exception is the Additional TVG Warrant which, if approved by the stockholders, gives TVG the right to purchase an established percentage of Youbet.com's outstanding common stock for a stated aggregate exercise price. Neither the exercise price nor the percentage of our outstanding common stock for which the Additional TVG Warrant is exercisable will be affected by the Reverse Split.

    The Reverse Split, if implemented, will have no effect on the number of authorized shares of common stock. Thus, because the number of issued and outstanding shares of our common stock would decrease after the Reverse Split, the number of shares of authorized common stock available for issuance would increase. The Reverse Split will also have no effect on the par value of our common stock or Youbet.com's stated capital account. The shares of New Common Stock will be fully paid and non-assessable. The voting and other rights that currently characterize the common stock will not be changed by the Reverse Split. The Reverse Split will not result in any change in the business, management, assets, liabilities or net worth of Youbet.com.

    The Reverse Split will not cause our common stock to be held of record by less than 300 persons or to not be listed on either a national securities exchange or national interdealer quotation system.

    The Reverse Split will result in some stockholders holding odd lots of the New Common Stock (blocks of less than 100 shares). Because broker/dealers typically charge a higher commission to complete trades in odd lots of securities, the transaction costs may increase for those stockholders who will hold odd lots after the Reverse Split.

    No appraisal rights are available under Delaware law or under our Certificate of Incorporation or Bylaws to any stockholder who dissents from the Reverse Split Amendment or from the payment of cash in lieu of issuing fractional shares.

    The Board is not required under Delaware law or the terms of this proposal to consummate the Reverse Split, and under Delaware law the Reverse Split may be abandoned by the Board of Directors at any time prior to the Effective Time, whether or not we are otherwise in compliance with the listing requirements of the Nasdaq National Market.

Exchange of Stock Certificates

    If the Reverse Split is effected, as soon as practicable after the Effective Time we will send a letter of transmittal to each stockholder of record at the Effective Time for use in transmitting certificates representing shares of common stock ("old certificates") to our transfer agent (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock. In general, no new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

    Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, stockholders will receive (i) a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of common stock represented by the old certificates have been converted as a result of the Reverse Split and (ii) a payment for any fractional shares represented by the old certificates. Until surrendered, outstanding old certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender together with the letter of transmittal will be exchanged at the first time they are presented for transfer.

    No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by Youbet.com.

Federal Income Tax Consequences

    The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

    The exchange of shares of common stock for shares of New Common Stock will not result in recognition of gain or loss under Section 1036 of the Code. The holding period of the shares of New Common Stock will include the stockholder's holding period for the shares of common stock exchanged therefor, provided that the shares of common stock were held as a capital asset under Section 1223 of the Code. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the shares of common stock exchanged therefor under Section 1031(d) of the Code.

Proposed Amendment

    If effected by the Board, the Reverse Split will be implemented by filing with the Secretary of State of the State of Delaware a certificate of amendment amending Article FOURTH of Youbet.com's Certificate of Incorporation to add the following paragraph at the end of such Article:

      "Effective as of 5:00 p.m., Eastern time, on            , 2001 [the date of filing with the Secretary of State of the State of Delaware of the certificate of amendment] (the "Effective Date"), all outstanding common shares held by each holder of record on such date shall be automatically combined at the rate of one-for-  [the exchange ratio determined by the Board of Directors between one-for-two and one-for-five] without any further action on the part of the holders thereof or the Corporation. No fractional shares shall be issued and no fractional share interest will entitle the holder thereof to vote or to any rights as a stockholder of the Corporation. In lieu thereof, each stockholder who would otherwise be entitled to receive a fractional share will be paid in cash by the Corporation upon surrender of certificates representing such fractional share interest in an amount equal to such fraction multiplied by the closing price of the common shares on the facilities of the Nasdaq National Market or any other national securities exchange on the Effective Date; or, if the common shares are not then traded on the Nasdaq National Market or other national securities exchange, the fair market value of the common shares on the Effective Date as determined in good faith by the Board of Directors."

    The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the Reverse Split Amendment. Unless otherwise instructed in your signed proxy, it will be voted in favor of the Reverse Split Amendment.

PROPOSAL NO. 5
AMENDMENT TO CERTIFICATE OF INCORPORATION TO PERMIT YOUBET.COM
TO REDEEM STOCK FROM UNSUITABLE HOLDERS

    The Board of Directors has unanimously adopted a resolution approving, declaring the advisability of and recommending to the stockholders for their adoption an amendment (the "Account Wagering Amendment") to Youbet.com's Certificate of Incorporation for the purpose of protecting the company's interests in permits, licenses and consents necessary or advisable for the lawful operation of account wagering facilities. The Account Wagering Amendment is intended to aid Youbet.com in complying with the provisions of the horse racing and gaming statutes of the State of Oregon which will regulate the operation of Youbet.com's planned account wagering hub in Oregon, and with other federal, state and local laws and regulations which may become applicable in the future if the company expands or moves its account wagering activities into other jurisdictions. The Oregon wagering hub has already received regulatory approval, and the Company plans to begin operations there in the third quarter of 2001.

Summary of the Amendment

    Under the Account Wagering Amendment, Youbet.com would have the right to redeem any and all shares of the capital stock held beneficially or of record by a stockholder (a "Disqualified Holder") if the Disqualified Holder's continuing ownership of the shares is or would be likely to result in the disqualification of the company from holding or receiving (a) any permit or license to operate an account wagering facility in any jurisdiction in which Youbet.com holds or plans to hold or apply for any such permit or license, or (b) any consent from any horsemen's or racing association which the Board of Directors determines in good faith is necessary or advisable. The determination as to whether a stockholder is a Disqualified Holder will be made by the Board of Directors.

    If Youbet.com exercises its right to redeem a Disqualified Holder's shares (the "Redeemed Shares"), the Board of Directors will deliver to the Disqualified Holder a notice of redemption, and from the date of such notice the Redeemed Shares shall cease to be outstanding, shall not be transferable on the books of the company, and the holder of the Redeemed Shares shall cease to be entitled to dividends, voting rights and all other rights with respect to the Redeemed Shares other than the right to receive payment from Youbet.com of the redemption price.

    The redemption price for each Redeemed Share shall be (i) the average daily per share closing sale price of a share of stock of the class of the Redeemed Shares if shares of such class are listed on a national securities exchange or on the facilities of the Nasdaq National Market System during the 30-day period ending on the last business day prior to the date fixed for redemption (the "Redemption Date"); or (ii) if shares of such class are not so listed, the mean between the average per share closing bid prices and the average per share closing asked prices for shares of such class during the 30-day period ending on the last business day prior to the Redemption Date; or (iii) if there are no published bid and asked prices for the shares of such class, the fair market value of the shares of such class determined in good faith by the Board of Directors. The redemption price for each Redeemed Share shall be payable to the Disqualified Holder at Youbet.com's election either in cash or by the issuance of a promissory note. The promissory note would bear interest at the prime rate, have a maturity of not more than ten years from the date of issuance, and be payable out of legally available funds.

Reasons for the Amendment

    Horse racing authorities in the State of Oregon (the "Racing Authorities") have granted Youbet.com a multi-jurisdictional license to operate an account wagering facility in Oregon. Improved operating margins created by operating its own account wagering facility are an important part of Youbet.com's business plan with respect to future revenues from wagering activity.

    While the Racing Authorities do not presently have any formal rule or regulation restricting the ownership of a licensee's securities, Youbet.com's license could be jeopardized in the event that the Racing Authorities were to determine that a holder of the company's stock was unsuitable or unqualified to be involved in the ownership of the holder of an account wagering license. Also, Youbet.com may in the future seek to obtain licenses or permits to operate account wagering facilities in other jurisdictions. Laws and regulations relating to account wagering licensees in those jurisdictions might require holders of Youbet.com's securities to be found suitable or qualified in order for Youbet.com to receive a license or permit to operate an account wagering facility.

    Youbet.com believes that the Account Wagering Amendment will substantially enhance the company's ability to protect itself against problems with Oregon and other horse racing regulators should Youbet.com's stock be accumulated by holders who are deemed to be unsuitable or unqualified by those regulators. While we are not aware of any current stockholder who might be deemed unsuitable, we believe the Account Wagering Amendment is an important precautionary measure to help us receive and maintain wagering-relating licenses and permits.

Proposed Amendment

    The foregoing summary of the Account Wagering Amendment is qualified in its entirety by reference to the complete text of the Account Wagering Amendment, which would create a new Article EIGHTH of the Certificate of Incorporation that reads in its entirety as follows:

      "EIGHTH: Notwithstanding any other provision of this Certificate of Incorporation or any certificate of designation with respect to the Corporation's Preferred Stock from time to time in effect, the Corporation, upon authorization by the Board of Directors, may redeem any or all of its outstanding common and/or preferred shares as provided in this Article Eighth.

    8.1
    In the event that the Board of Directors shall determine that the record or beneficial ownership of any of the outstanding common or preferred shares of the Corporation by the holder thereof (a "Disqualified Holder") is or would be likely to result in the disqualification of the Corporation from holding or receiving (i) any permit or license to operate an account wagering facility in any jurisdiction in which the Corporation holds or plans to hold or apply for any such permit or license or (ii) any consent from any racing or horsemen's association which the Board of Directors determines in good faith is necessary or advisable, then the Board of Directors shall be authorized to redeem any and all shares held by a Disqualified Holder pursuant to this Article Eighth.

    8.2
    The Board of Directors shall be entitled to redeem any and all common or preferred shares of the Corporation held by a Disqualified Holder by delivering to the Disqualified Holder a notice of redemption hereunder, and from and after the date of giving such notice (the "Redemption Date"), the shares called for redemption (each, a "Redeemed Share") shall cease to be outstanding, shall not be transferred on the books of the Corporation, and the holder thereof shall cease to be entitled to dividends, voting rights and all other rights with respect to each Redeemed Share, excepting only the right to receive payment by the Corporation of the redemption price for such shares determined and payable as set forth in Article 8.3 below.

    8.3
    The redemption price for each Redeemed Share shall be (i) the average daily per share closing sale price of a share of stock of the class of the Redeemed Shares if shares of such class are listed on a national securities exchange or on the facilities of the Nasdaq National Market System during the 30-day period ending on the last business day prior to the date fixed for redemption (the "Redemption Date"); or (ii) if shares of such class are not so listed, the mean between the average per share closing bid prices and the average per share closing asked prices for shares of such class during the 30-day period ending on the last business day prior to the Redemption Date; or (iii) if there are no published bid and asked prices for the shares of such class, the fair market value of the shares of such class determined in good faith by the Board of Directors. The redemption price for each Redeemed Share shall be payable to the holder thereof at the Corporation's election either in cash after the holder has surrendered the Redeemed Share to the Corporation for redemption or by the issuance of a promissory note after the holder has surrendered the Redeemed Share to the Corporation for redemption, which promissory note shall bear interest at the prime rate, have a maturity date not more than ten years from the date of issuance and shall be payable out of legally available funds.

    8.4
    In applying the provisions of this Article Eighth, the Board of Directors may take into account the lack of certainty with respect to who may constitute a Disqualified Holder under applicable law, regulations and policies of any applicable gaming or horse racing authority or racing or horsemen's association, and may make interpretations and judgments regarding the status of any person or entity as a Disqualified Holder and related matters as the Board of Directors deems advisable to minimize or eliminate uncertainty as to the Corporation's qualification or continued qualification to hold or receive a license or permit to operate an account wagering facility in any jurisdiction in which the Corporation holds or intends to hold such a license or permit.

    8.5
    If any provision of this Article Eighth or any application of any such provision is determined to be invalid by any federal or state court having competent jurisdiction over the matter, the validity of the remaining provisions of this Article Eighth shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Article Eighth may be inconsistent with any other provision of this Certificate of Incorporation or any certificate of designation made with respect to class or series of the Corporation's stock, this Article Eighth shall be controlling."

    The Board of Directors unanimously recommends a vote "FOR" the proposal to amend Youbet.com's Certificate of Incorporation as provided in the Account Wagering Amendment. Unless otherwise instructed in your signed proxy, it will be voted for approval of the Account Wagering Amendment.

PROPOSAL NO. 6
SELECTION OF INDEPENDENT AUDITORS

    The Board, acting on the recommendation of its Audit Committee, has selected the firm of BDO Seidman, LLP, which has served as independent auditors of Youbet.com since March 3, 1998, to conduct an audit, in accordance with generally accepted auditing standards, of Youbet.com's consolidated financial statements for the fiscal year ending December 31, 2001. A representative of that firm is expected to be present at the meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Board, although the Board will not be required to select different independent auditors for Youbet.com. Unless otherwise instructed on your signed proxy, it will be voted FOR ratification of the selection of BDO Seidman, LLP.

    The Board unanimously recommends that you vote "FOR" the ratification of the selection of BDO Seidman, LLP as Youbet.com's independent auditors for the fiscal year ending December 31, 2001.

Audit Fees

    The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year were $81,789.

Financial Information Systems Design and Implementation Fees

    BDO Seidman, LLP did not render any professional services to the Company for financial information systems design and implementation, as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X under the federal securities laws, during the year ended December 31, 2000.

All Other Fees

    The aggregate fees billed by BDO Seidman, LLP for all other services rendered to the Company during the fiscal year ended December 31, 2000, other than audit services, were $54,178.

AUDIT COMMITTEE REPORT

    The following Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing by Youbet.com under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Youbet.com specifically incorporates this Report by reference therein.

    The Audit Committee of the Board is composed of three directors. The Board of Directors, in its business judgment, has determined that all current members of the Audit Committee are "independent" as required by the listing standards of The Nasdaq Stock Market.

    The Audit Committee operates under a written charter that was adopted by the Board on May 11, 2000. A copy of the written charter is attached as Annex A to this Proxy Statement.

    Management is responsible for Youbet.com's internal control and financial reporting process. The independent accountants are responsible for performing an independent audit of Youbet.com's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to oversee Youbet.com's financial reporting process and report the results of its activities to the Board of Directors.

    In performing its oversight role, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Youbet.com's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standard No. 1, Independent Discussions with Audit Committees. The Audit Committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the accountants' independence and has discussed with the independent accountants that firm's independence.

    In reliance on the reviews and discussions referred to in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Youbet.com's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                      Members of the Audit Committee
                      Caesar P. Kimmel
                      Chris J. McCarron
                      William H. Roedy

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, Youbet.com's directors, its executive officers and any persons holding more than ten percent of Youbet.com's common stock are required to report their ownership of Youbet.com's common stock and any changes in that ownership to the Securities and Exchange Commission. Based solely on a review of such reports and the statements of its directors, executive officers and shareholders, Youbet.com believes all required reports were timely filed except that David Marshall was late in filing a report with respect to sales of common stock in May 2001, and Russell Fine has not filed reports with respect to sales of common stock in August 2000 and September 2000.

STOCKHOLDER PROPOSALS

    If you wish to submit proposals to be included in Youbet.com's year 2002 proxy statement, Youbet.com must receive them on or before March 1, 2002. Please address your proposals to Youbet.com's Assistant Secretary at Youbet.com, Inc. 5901 De Soto Avenue, Woodland Hills California 91367. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

    In addition, our Bylaws provide that any shareholder proposal, including nominations of directors, may be considered at a stockholders meeting, only if written notice of the proposal is delivered to Youbet.com not less than 50 nor more than 75 days in advance of the meeting. Beginning with our annual meeting of stockholders in 2002, this notice provisions will require that a stockholder's notice to Youbet.com concerning nominations for director shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director the name, age, business address and, if known, the residence address of each nominee proposed in such notice, the principal occupation or employment of such nominee, and the number of shares of our common stock beneficially owned by such nominee and (b) as to the stockholder giving notice (i) the stockholder's name and address as they appear on Youbet.com's books and (ii) the class and number of shares of Youbet.com stock that are beneficially owned by such stockholder. A stockholder's notice to Youbet.com with respect to such other proposals shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the stockholder's name and address as they appear on Youbet.com's books, (c) the class and number of shares of Youbet.com stock that are beneficially owned by such stockholder and (d) any material interest of the stockholder in such proposal.

ANNUAL REPORT

    A copy of Youbet.com's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2000 is being mailed with this proxy statement to all stockholders of record as of August 2, 2001.

ANNEX A

YOUBET.COM, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

    There shall be a committee of the Board of Directors of Youbet.com, Inc. known as the Audit Committee (the "Committee"). This charter governs the operations of the Committee.

Organization

    The Committee shall review and reassess this charter annually and shall obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

    The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial controls, the annual independent audit of the Company's financial statements, and ethics programs as established by management and the Board of Directors. It is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors (if applicable) and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the Audit Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  •
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

A–1

  •
  The Committee is responsible for ensuring the auditors' independence by discussing with the auditors their independence from management, requiring that the independent auditors submit a formal written independence letter on a periodic basis, and monitoring disclosed relationships or services that may impact objectivity or independence.

  •
  The Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the company's system to monitor and manage business risk and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Two members of the Committee may represent the entire committee for the purposes of this review.

  •
  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

A–2

PRELIMINARY COPY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

YOUBET.COM, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER   , 2001

   The undersigned hereby appoints Robert M. Fell and Phillip C. Hermann, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Stockholders of Youbet.com, Inc. to be held at 5901 De Soto Avenue, Woodland Hills, California 91367, on September  , 2001, at 10:00 a.m., Pacific Daylight Time, and at any adjournment thereof, with respect to:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) ABOVE AND "FOR" PROPOSALS (2), (3), (4) AND (5) ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side.)

Please Detach and Mail in the Envelope Provided

A /x/ Please mark your votes as in this example.
	VOTE FOR all nominees listed at right (except as marked to the contrary below)	VOTE WITHHELD from all nominations				FOR	AGAINST	ABSTAIN
	/ /	/ /
1.	To elect four directors of the company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. (Instructions: To withhold authority to vote for any one or more nominees, write that nominee's name(s) in the space provided below.)		Nominees: Robert M. Fell Caesar P. Kimmel Chris J. McCarron William H. Roedy	2.	To consider and vote upon a proposal recommended by the Board of Directors to authorize the issuance of warrants pursuant to a warrant issuance agreement with ODS Technologies, L.P.	/ /	/ /	/ /
				3.	To consider and vote upon a proposal recommended by the Board of Directors to amend our Certificate of Incorporation to increase our authorized common stock to 100,000,000 shares.	/ /	/ /	/ /
				4.	To consider and vote upon a proposal recommended by the Board of Directors to approve and authorize the Board of Directors to file an amendment to our Certificate of Incorporation that would effect a reverse stock split of our outstanding common stock at an exchange ratio of between one-for-two and one-for-five, to be determined at the discretion of the Board of Directors as they determine is necessary or advisable to maintain the listing of our common stock on the Nasdaq National Market.	/ /	/ /	/ /
				5.	To consider and vote upon a proposal recommended by the Board of Directors to amend our Certificate of Incorporation to permit Youbet.com to redeem shares of our capital stock from holders whose holdings of our stock might adversely affect our ability to receive or maintain account wagering licenses.	/ /	/ /	/ /
				6.	To ratify the selection of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2001.	/ /	/ /	/ /
The undersigned hereby acknowledges receipt of the (i) Notice of Annual Meeting and Proxy Statement and (ii) Youbet.com's 2000 Annual Report.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.
SIGNATURE	DATE	SIGNATURE	DATE

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full titles. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

QuickLinks

Youbet.com Stockholder Letter
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSALS TO BE VOTED UPON
PROPOSAL NO. 1 ELECTION OF DIRECTORS
STOCK OWNERSHIP
Stock Ownership of Officers, Directors and Nominees As of August 2, 2001
INFORMATION ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE AS OF DECEMBER 31, 2000
OPTION GRANTS IN 2000
OPTION EXERCISES AND FISCAL YEAR-END VALUES
OPTION REPRICING
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL NO. 2 ISSUANCE OF WARRANTS TO TVG
PROPOSAL NO. 3 AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL NO. 4 AUTHORIZATION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL NO. 5 AMENDMENT TO CERTIFICATE OF INCORPORATION TO PERMIT YOUBET.COM TO REDEEM STOCK FROM UNSUITABLE HOLDERS
PROPOSAL NO. 6 SELECTION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT
ANNEX A
YOUBET.COM, INC. BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER
Organization
Statement of Policy
Responsibilities and Processes